Consent of Independent Accountants








                                                                      Exhibit 11
Coopers & Lybrand


                       Consent of Independent Accountants


To the Trustees of Scudder Tax Free Trust:



We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Scudder Tax Free Trust on Form N-1A, of our report dated February 5, 1997 on our audit of the financial statements and financial highlights of Scudder Medium Term Tax Free Fund, which report is included in the Annual Report to Shareholders for the period ended December 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.


We also consent to the reference to our Firm under the caption, "Experts."

                                                   /s/Coopers & Lybrand L.L.P.
                                                   ---------------------------
Boston, Massachusetts                                 Coopers & Lybrand L.L.P.
April 25, 1997